Exhibit 3.01.38

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WEST UNIFIED COMMUNICATIONS SERVICES, LLC”, CHANGING ITS NAME FROM “WEST UNIFIED COMMUNICATIONS SERVICES, LLC” TO “WEST UC SOLUTIONS, LLC”, FILED IN THIS OFFICE ON THE FIRST DAY OF SEPTEMBER, A.D. 2010, AT 5:26 O’CLOCK P.M.

	/s/ Jeffrey W Bullock
	Jeffrey W Bullock, Secretary of State
4790190 8100	AUTHENTICATION:	8205523
100874481	DATE:	09-01-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: West Unified Communications Services, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is: West UC Solutions, LLC

.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of September, A.D. 2010.

By:	/s/ David C. Mussman
Authorized Person(s)

Name:	David C. Mussman
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 05:26 PM 08/31/2010 FILED 05:26 PM 09/01/2010 SRV 100874481 - 4790190 FILE

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WEST UNIFIED COMMUNICATIONS SERVICES, LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2010, AT 4:43 O’CLOCK P.M.

	/s/ Jeffrey W Bullock
	Jeffrey W Bullock, Secretary of State
4790190 8100	AUTHENTICATION:	7822274
100165030	DATE:	02-19-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:01 PM 02/18/2010 FILED 04:43 PM 02/18/2010 SRV 100165030 - 4790190 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is West Unified Communications Services, LLC

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington. Zip code 19808. The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 18th day of February, 2010.

By:	/s/ Paul M. Mendlik
Authorized Person (s)

Name:	Paul M. Mendlik